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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                                NEOPOINT, INC.


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 9 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST:    The name of the corporation (hereinafter the "Corporation")
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is

                                 NEOPOINT, INC.

          SECOND:   The address, including street, number, city and county, of
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the registered office of the Corporation in the State of Delaware is 1013 Centre
Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service
Company.

          THIRD:    The nature of the business and of the purposes to be
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conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH:   The total number of shares of stock which the Corporation
          ------
shall have authority to issue is One Thousand (1,000). The par value of each such share is One Cent ($.001). All such shares are of one class and are shares of Common Stock.

          FIFTH:    The name and the mailing address of the incorporator are as
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follows:

     NAME                     MAILING ADDRESS
     ----                     ---------------

     Daniel T. Howard         701 "B" Street, Suite 2100
                              San Diego, California 92101

          SIXTH:    The Corporation is to have perpetual existence.
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          SEVENTH:  In furtherance and not in limitation of the powers conferred
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by statute, the board of directors shall have the power, without the vote or assent of the stockholders to adopt, amend or repeal the by-laws of the Corporation.

          EIGHTH:   The personal liability of the directors of the Corporation
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is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
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          NINTH:    The Corporation shall, to the fullest extent permitted by
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Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          TENTH:    From time to time any of the provisions of this certificate
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of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of the Article TENTH.

Signed on December 15, 1999.

                                       /s/ Daniel Howard
                                       -----------------
                                       Daniel Howard, Incorporator

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